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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment No. 1 on Form S-4 to Form S-1 (No. 333-44361) of First Sierra Financial, Inc. and to the use of our report dated June 12, 1998 with respect to the financial statements of Oliver-Allen Corporation, Inc., included in the Proxy Statement of First Sierra Financial, Inc. that is made a part of the Post Effective Amendment No. 1 on Form S-4 to Form S-1 (No. 333-44361) of First Sierra Financial, inc. for the registration of 4,370,501 shares of its common stock.


                                                     /s/ Ernst & Young LLP

August 19, 1998
San Francisco, CA